ADMINISTRATION AGREEMENT


                  AGREEMENT made this day of , 1996 by and between O'SHAUGHNESSY FUNDS, INC., a Maryland corporation (the "Corporation"), and INVESTMENT COMPANY ADMINISTRATION CORPORATION, a Delaware Corporation (the "Administrator").

                               W I T N E S S E T H

                  WHEREAS, the Corporation is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act"), with shares of common stock organized into separate series as set forth on Schedule A hereto ("series" or "portfolios"); and

                  WHEREAS, the Corporation wishes to retain the Administrator to provide certain administrative services in connection with the management of the operations of the various portfolios of the Corporation and the Administrator is willing to furnish such services:

                  NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

                  1. Appointment. The Corporation hereby appoints the Administrator to provide certain administrative services, hereinafter enumerated, in connection with the management of the portfolios' operations for the period and on the terms set forth in this Agreement. The Administrator agrees to comply with all relevant provisions of the 1940 Act, applicable rules and regulations thereunder, and other applicable law.

                  2. Services on a Continuing Basis. The Administrator will perform the following services on a regular basis which would be daily, weekly or as otherwise appropriate:

                    (A) prepare and coordinate reports and other materials to be supplied to the Board of Directors of the Corporation;

                    (B) prepare and/or supervise the preparation and filing of all securities filings, periodic financial reports, prospectuses, statements of additional information, marketing materials, tax returns, shareholder reports and other regulatory reports or filings required of the Corporation and the portfolios.

                    (C) prepare all required filings necessary to maintain the Corporation's and portfolios' qualification and/or registration to sell shares in all states where the Corporation and portfolios currently do, or intend to do business;

                    (D) coordinate the preparation, printing and mailing of all materials (e.g., Annual Reports) required to be sent to shareholders;


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                    (E)  coordinate the  preparation  and payment of Corporation and portfolio related expenses;

                    (F) conduct relations with, and monitor and oversee the activities of the Corporation's and the portfolios' servicing agents (i.e., transfer agent, custodian, fund accounting agent, attorneys, underwriters, brokers and dealers, corporate fiduciaries, banks and such other persons in any such other capacity deemed to be necessary or desirable;

                    (G) review and adjust as necessary the portfolios' daily expense accruals;

                    (H) maintain and keep such books and records of the Corporation as required by law or for the proper operation of the Corporation and its portfolios other than those maintained and kept by the Corporation's Manager and servicing agents;

                    (I) provide the Corporation with (i) the services of persons competent to perform the administrative and clerical functions described herein, and (ii) personnel to serve as officers of the Corporation;

                    (J) provide the portfolios with office space as well asadministrative offices and such data processing facilities as are necessary for the performance of its duties under this Agreement.

                    (K) monitor each portfolio's compliance with investment policies and restrictions as set forth in the portfolio's currently effective Prospectus and Statement of Additional Information under the Securities Act of 1933.

                    (L) perform such additional services as may be agreed upon by the Corporation and the Administrator.

                  3. Responsibility of the Administrator. The Administrator shall be under no duty to take any action on behalf of the Corporation or the portfolios except as set forth herein or as may be agreed to by the Administrator in writing. In the performance of its duties hereunder, the Administrator shall be obligated to exercise reasonable care and diligence and to act in good faith and to use its best efforts. Without limiting the generality of the foregoing or any other provision of this Agreement, the Administrator shall not be liable for delays or errors or loss of data occurring by reason of circumstances beyond the Administrator's control.

                  4. Reliance Upon Instructions. The Corporation agrees that the Administrator shall be entitled to rely upon any instructions, oral or written, actually received by the Administrator from the Board of Directors of the Corporation and shall incur no liability to the Corporation or the investment adviser to any portfolio in acting upon such oral or written instructions, provided such instructions reasonably appear to have been received from a person duly authorized by the Board of Directors of the Corporation to give oral or written instructions on behalf of the Corporation or any portfolio.


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                  5.  Confidentiality.  The  Administrator  agrees  on behalf of itself and its employees to treat confidentially all records and other information relative to the Corporation and portfolios and all prior, present or
potential   shareholders  of  any  and  all   portfolios,   except  after  prior
notification to, and approval of release of information in writing by, the Corporation, which approval shall not be unreasonably withheld where the Administrator may be exposed to civil or criminal contempt proceedings for
failure  to  comply,   when  requested  to  divulge  such  information  by  duly
constituted authorities, or when so requested by the Corporation or by a portfolio.

                  6. Equipment Failures. In the event of equipment failures or the occurrence of events beyond the Administrator's control which render the performance of the Administrator's functions under this Agreement impossible, the Administrator shall take reasonable steps to minimize service interruptions and is authorized to engage the services of third parties to prevent or remedy such service interruptions.

                  7. Compensation. As compensation for services rendered by the Administrator during the term of this Agreement, each portfolio of the Corporation set forth in Schedule A will pay to the Administrator a monthly fee at the annual rate of 0.10% of the first $100 million of average daily net assets, 0.05% of the next $100 million of such net assets, and 0.03% of such net assets over $200 million, with a minimum fee of $40,000 annually per portfolio.

                  8. Indemnification. The Corporation and portfolios agree to indemnify and hold harmless the Administrator from all taxes, filing fees, charges, expenses, assessments, claims and liabilities (including without limitation, liabilities arising under the Securities Act of 1933, the Securities Exchange Act of 1934, the 1940 Act, and any state and foreign securities laws, all as amended from time to time) and expenses, including (without limitation) reasonable attorneys fees and disbursements, reasonably arising directly or indirectly from any action or thing which the Administrator takes or does or omits to take or do at the request of or in reliance upon the advice of the Board of Directors of the Corporation, provided that the Administrator will not be indemnified against any liability to a portfolio or to shareholders (or any expenses incident to such liability) arising out of the Administrator's own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement. The Administrator agrees to indemnify and hold harmless the Corporation and each of its Directors from all claims and liabilities (including without limitation, liabilities under the Securities Act of 1933, the Securities Exchange Act of 1934, the 1940 Act, and any state and foreign securities laws, all as amended from time to time) and expenses, including (without limitation) reasonable attorneys fees and disbursements, arising directly or indirectly from any action or thing which the Administrator takes or does or omits to take or do which is in violation of this Agreement or not in accordance with instructions properly given to the Administrator, or arising out of the Administrator's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

                  9. Duration and termination. This Agreement shall continue until termination by the Corporation on behalf of any portfolio (by resolution of the Board of Directors) or the Administrator on 60 days' written notice to the other party. All notices and other communications hereunder shall be in writing.

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                  10.  Amendments.  This  Agreement  or any part  hereof  may be changed or waived only by instrument in writing signed by the party against which enforcement of such change or waiver is sought, provided such amendment is specifically approved by the Board of Directors of the Corporation.

                  11. Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties thereto with respect to the services to be performed hereunder, and supersedes all prior agreements and understandings, relating to the subject matter hereof. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be deemed to be a contract made in New York and governed by New York law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.



                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the date first written above.


                                            O'SHAUGHNESSY FUNDS, INC.




                                  By:________________________________________
                                 Name:
                                Title:


                                       INVESTMENT COMPANY ADMINISTRATION
                                                 CORPORATION




                                  By:________________________________________
                                Name:
                               Title:

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                                   Schedule A


               Series or Portfolios of O'Shaughnessy Funds, Inc.


                      O'Shaughnessy Cornerstone Value Fund
                     O'Shaughnessy Cornerstone Growth Fund
                      O'Shaughnessy Aggressive Growth Fund
                   O'Shaughnessy Dogs of the Market(TM) Fund


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